Exhibit 2.1

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Second Amendment”), dated as of September 18, 2018, is by and among Andeavor, a Delaware corporation (the “Company”), Marathon Petroleum Corporation, a Delaware corporation (“Parent”), Mahi Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), and Mahi LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”). The Company, Parent, Merger Sub 1 and Merger Sub 2 are each referred to herein as a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, on April 29, 2018, the Company, Parent and the Merger Subs entered into that certain Agreement and Plan of Merger (as amended by the First Amendment, the “Agreement”);

WHEREAS, on July 3, 2018, the Company, Parent and the Merger Subs entered into that certain Amendment to Agreement and Plan of Merger (the “First Amendment”), pursuant to Section 9.2 of the Agreement; and

WHEREAS, pursuant to Section 9.2 of the Agreement, the Company, Parent and the Merger Subs desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I
AMENDMENTS TO AGREEMENT

1.1    Amendments. The Parties hereby agree to amend the Agreement as follows:
(a)    The first sentence of Section 6.11 is hereby amended by deleting the words “four current members of the Company’s board of directors who will be identified by the Company between the date hereof and prior to the Closing Date” and inserting in replacement “Gregory J. Goff, Susan Tomasky, Edward G. Galante and Kim K.W. Rucker”.
1.2    Effectiveness of Second Amendment. Upon the execution and delivery of this Second Amendment, the Agreement will thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the Agreement, and this Second Amendment and the Agreement will henceforth respectively be read, taken and construed as one and the same instrument.

ARTICLE II
MISCELLANEOUS AND GENERAL

2.1    Article IX of the Agreement is incorporated by reference into this Second Amendment and will apply to the Company, Parent and the Merger Subs mutatis mutandis.

2.2    Except as specifically provided for in this Second Amendment, the Agreement will remain unmodified and in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

ANDEAVOR

By	/s/ Gregory J. Goff
	Name:	Gregory J. Goff
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 2]

IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

MARATHON PETROLEUM CORPORATION

By	/s/ Gary R. Heminger
	Name:	Gary R. Heminger
	Title:	Chairman and Chief Executive Officer

[Signature Page to Amendment No. 2]

IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

MAHI INC.

By	/s/ Gary R. Heminger
	Name:	Gary R. Heminger
	Title:	President

[Signature Page to Amendment No. 2]

IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

MAHI LLC

By	/s/ Gary R. Heminger
	Name:	Gary R. Heminger
	Title:	President

[Signature Page to Amendment No. 2]